Amendment to

JNL Variable Fund LLC Multiple Class Plan

This Amendment is made by JNL Variable Fund LLC, a Delaware limited liability company (“Company”), to its Multiple Class Plan (“Plan”).

Whereas, the Plan was adopted on April 29, 2013, and amended by the Company on behalf of the investment portfolios (each a “Fund”) listed on Schedule A to the Plan, in accordance with Rule 18f-3 under the Investment Company Act of 1940, as amended.

Whereas, the Board of Managers of the Company has approved the following changes (collectively, the “Changes”), effective September 25, 2017:

1)	Renaming all existing Class B share references to Class I shares.

2)	Add Class I shares to all funds that currently do not have a Class B shares.

3)	Fund name changes for the following six funds:

JNL/Mellon Capital Global 30 Fund to the JNL/Mellon Capital MSCI World Index Fund;

JNL/Mellon Capital Communications Sector Fund to the JNL/Mellon Capital Telecommunications Sector Fund;

JNL/Mellon Capital Consumer Brands Sector Fund to the JNL/Mellon Capital Consumer Discretionary Sector Fund;

JNL/Mellon Capital Oil & Gas Sector Fund to the JNL/Mellon Capital Energy Sector Fund;

JNL/Mellon Capital Technology Sector Fund to the JNL/Mellon Capital Information Technology Sector Fund; and

JNL/Mellon Capital Nasdaq® 100 Fund to the JNL/Mellon Capital Nasdaq® 100 Index Fund.

Whereas, pursuant to the approval of the Changes, as outlined above, the Company has agreed to amend the Plan, effective September 25, 2017, to:

1)	Amend Section 1 and Section 3 of the Plan to change the Class B share references to Class I shares.

2)	Update the Class B references to Class I, in Schedule A.

3)	Add Class I references, in Schedule A, for all funds that currently do not have a Class B.

4)	Update the fund names, in Schedule A, for the fund name changes outlined above.

Now Therefore, the Company hereby amends the Plan as follows:

1)  Section 1 of the Plan is hereby deleted and replaced in its entirety with the following:

1.          Class Designations.  Each Fund is authorized to issue from time to time the following classes of shares:

Class A
Class I

2)  Section 3 of the Plan is hereby deleted and replaced in its entirety with the following:

3.          Class I Shares.  Class I Shares of a Fund will be offered for sale without being subject to a 12b-1 Fee.

3)  Schedule A to the Plan is hereby deleted and replaced in its entirety with Schedule A dated September 25, 2017, attached hereto.

In Witness Whereof, the Company has caused this Amendment to be executed, effective as of September 25, 2017.

JNL Variable Fund LLC

By:	/s/ Kristen K. Leeman
Name:	Kristen K. Leeman
Title:	Assistant Secretary

Schedule A
Dated September 25, 2017
Investment Portfolios

Fund	Class
JNL/Mellon Capital DowSM Index Fund	Class A
Class I
JNL/Mellon Capital JNL 5 Fund	Class A
Class I
JNL/Mellon Capital MSCI World Index Fund	Class A
Class I
JNL/Mellon Capital Nasdaq® 100 Index Fund	Class A
Class I
JNL/Mellon Capital S&P® SMid 60 Fund	Class A
Class I
JNL/Mellon Capital Consumer Discretionary Sector Fund	Class A
Class I
JNL/Mellon Capital Energy Sector Fund	Class A
Class I
JNL/Mellon Capital Financial Sector Fund	Class A
Class I
JNL/Mellon Capital Healthcare Sector Fund	Class A
Class I
JNL/Mellon Capital Information Technology Sector Fund	Class A
Class I
JNL/Mellon Capital Telecommunications Sector Fund	Class A
Class I

A-1